Exhibit V

EIB Group

Reconciliation of the Consolidated Financial Statements of the EIB Group as at 31 December 2013 prepared in accordance with EU Accounting Directives and IFRS

EIB GROUP - EU ACCOUNTING DIRECTIVES TO IFRS RECONCILIATION

CONSOLIDATED BALANCE SHEET AS AT DECEMBER 31, 2013 (in EUR ‘000)

		EU Accounting Directives		Adjustment		IFRS
ASSETS			31/12/2013		Ref.		31/12/2013
1.	Cash in hand, balances with central banks and post office banks		106 382	0			106 382

2.	Treasury bills and other bills eligible for refinancing with central banks		26 516 087	105 550	A.1		26 621 637

3.	Loans and advances to credit institutions
	a) repayable on demand	1 156 346		0		1 156 346
	b) other loans and advances	45 570 984		21 915	B.2	45 592 899
	c) loans	125 444 479		825 828	B.2	126 270 307
	d) impairment on loans and advances, net of reversals	- 35 900		0		- 35 900
			172 135 909				172 983 652

4.	Loans and advances to customers
	a) other loans and advances	62 083		0		62 083
	b) loans	289 513 697		11 966 538	B.1, B.2	301 480 235
	c) impairment on loans and advances, net of reversals	- 325 542		0		- 325 542
			289 250 238				301 216 776

5.	Debt securities including fixed-income securities
	a) issued by public bodies	867 307		5 279	A.1	872 586
	b) issued by other borrowers	6 090 523		16 371	A.1	6 106 894
			6 957 830				6 979 480

6.	Shares and other variable-yield securities		2 691 337	871 378	A.2		3 562 715

7.	Derivative assets			33 853 932	B.1		33 853 932

8.	Property, furniture and equipment		292 348	- 2 541	C		289 807

9.	Investment property		0	2 541	C		2 541

10.	Intangible assets		8 837	0			8 837

11.	Other assets		212 078	- 616	B.1		211 462

12.	Subscribed capital and reserves, called but not paid		1 022 277	- 13 103	F		1 009 174

13.	Prepayments		13 840 422	- 13 786 173	A.1, A.2, B.1, B.2, B.3		54 249
TOTAL ASSETS			513 033 745				546 900 644

LIABILITIES AND EQUITY			31/12/2013		Ref.		31/12/2013
1.	Amounts owed to credit institutions
	a) repayable on demand	4 089 233		587	B.3	4 089 820
	b) with agreed maturity dates or periods of notice	395 187		103	B.3	395 290
			4 484 420				4 485 110

2.	Amounts owed to customers
	a) repayable on demand	1 949 610		0		1 949 610
	b) with agreed maturity dates or periods of notice	537 775		1	B.3	537 776
			2 487 385				2 487 386

3.	Debts evidenced by certificates
	a) debt securities in issue	406 204 881		28 545 339	B.3	434 750 220
	b) others	20 153 354		689 870	B.3	20 843 224
			426 358 235				455 593 444

4.	Derivatives liabilities			22 234 715	B.1		22 234 715

5.	Other liabilities		654 464	397 847	B.1, B.2, E		1 052 311

6.	Deferred income		18 378 489	- 18 243 189	A.1, B.1, B.2, B.3		135 300

7.	Provisions
	a) pension plans and health insurance scheme	1 917 762		433 563	D	2 351 325
	b) provisions for guarantees issued	190 987		0		190 987
	c) provision for commitment on investment funds	8 121		0		8 121
			2 116 870				2 550 433

TOTAL LIABILITIES			454 479 863				488 538 699

8.	Capital
	a) subscribed	243 284 155		0		243 284 155
	b) uncalled	- 221 585 020		0		- 221 585 020
			21 699 135				21 699 135

9.	Consolidated reserves
	a) reserve fund	22 828 922		0		22 828 922
	b) additional reserves	1 312 145		- 1 297 836	D	14 309
	c) fair value reserve			1 148 190	A.1, A.2	1 148 190
	d) special activities reserve	6 090 520		0		6 090 520
	e) general loan reserve	3 663 165		0		3 663 165
			33 894 752				33 745 106

10.	Profit for the financial year		2 546 424	371 280	A.1, A.2, B.1, B.2, B.3, D, E, F		2 917 704

11.	Equity attributable to minority interest		413 571	- 413 571	E		0

TOTAL EQUITY			58 553 882				58 361 945
TOTAL LIABILITIES AND EQUITY			513 033 745				546 900 644

EIB GROUP - EU ACCOUNTING DIRECTIVES TO IFRS RECONCILIATION

Consolidated income statement for the year ended December 31, 2013 (in EUR ‘000)

		EU Accounting Directives		Adjustment		IFRS
			2013		Ref.		2013

1.	Interest and similar income		23 033 103	4 832	F		23 037 935

2.	Interest expense and similar charges		- 19 996 050	- 46 796	B.3, D, E, F		- 20 042 846

3.	Income from shares and other variable-yield securities		54 344	0			54 344

4.	Fee and commission income		357 596	0			357 596

5.	Fee and commission expense		- 21	0			- 21

6.	Result on financial operations		- 151 584	458 608	A.1, A.2, B.1, B.2, B.3		307 024

7.	Other operating income		3 332	0			3 332

8.	Change in impairment on loans and advances and provisions for guarantees, net of reversals		- 109 463	0			- 109 463

9.	Change in impairment on shares and other variable-yield securities, net of reversals		0	- 49 299	A.2		- 49 299

10.	General administrative expenses
	a) staff costs	- 461 595				- 471 030
	b) other administrative costs	- 137 528				- 139 017
			- 599 123	- 10 924	D		- 610 047

11.	Depreciation and amortisation: property, furniture and equipment, investment property and intangible assets
	a) property, furniture and equipment	- 24 352		161	C	- 24 191
	b) investment property	0		- 161	C	- 161
	c) intangible assets	- 6 499		0		- 6 499
			- 30 851				- 30 851

12.	Profit for the financial year		2 561 283				2 917 704

13.	Profit attributable to minority interest		- 14 859	14 859	E		0
14.	Profit attributable to equity holders of the Bank		2 546 424				2 917 704

Valuation and income recognition differences between IFRS and EU Accounting Directives

A                                       Financial assets classified as available-for-sale

1                 Debt securities portfolio

Under EU Accounting Directives, debt securities portfolios are recorded at market value. The value adjustments are reported under “Net result on financial operations” in the profit and loss for the period in which they are made. Accrued interest is recorded under balance sheet items “Prepayments and accrued income” or “Accruals and deferred income”.

Under IFRS, debt securities portfolios are carried at fair value with changes in fair value reflected directly in equity.

Impairment is recognised in the profit and loss for the year when negative changes in the fair valuation are other than temporary. It is reported separately on the face of the income statement. Accrued interest is reported on the balance sheet within the balance of the instrument to which it relates.

2                 Shares and other variable-yield securities

Under EU Accounting Directives, shares and other variable-yield securities are initially recorded at acquisition cost. Their carrying value is adjusted to the lower of cost or market value at subsequent measurement at the balance sheet date.

Under IFRS, shares and other variable-yield securities are carried at fair value with changes in fair value reflected directly in equity.

Impairment is recognised in the profit and loss for the year when negative changes in the fair valuation are other than temporary. It is reported separately on the face of the income statement.

B                                       Financial assets and liabilities designated at fair value through profit or loss

1                                                                 Derivative assets and liabilities

a                                                       Treasury derivatives

Under EU Accounting Directives, derivative instruments in the Bank’s available for sale and trading portfolios are marked to market and recorded under “Other assets” or “Other liabilities”.

Interest accrued under derivative instruments is presented under “Prepayments and accrued income” and “Accruals and deferred income”.

Under IFRS, all derivative assets and liabilities are recognised on balance sheet as such and carried at their replacement values.

The adoption of the IFRS 13 Fair value measurement in 2013 resulted in the recognition of credit value adjustments (CVA), reflecting the counterparties credit risk embedded in the fair value of derivatives and debit value adjustments (DVA), reflecting the Group’s own credit risk embedded in the fair value of derivatives.

b                                                       Hedging derivatives

Under EU Accounting Directives, hedging derivative instruments are not recognised on the balance sheet. They are carried off balance sheet at nominal amount.

Interest accrued under derivative instruments is presented under “Prepayments and accrued income” and “Accruals and deferred income”.

Under IFRS, all derivative assets and liabilities are recognised on balance sheet and carried at their replacement values.

Changes in fair values of derivatives are recognised in the profit and loss.

The adoption of the IFRS 13 Fair value measurement in 2013 resulted in the recognition of credit value adjustments (CVA), reflecting the counterparties credit risk embedded in the fair value of derivatives and debit value adjustments (DVA), reflecting the Group’s own credit risk embedded in the fair value of derivatives.

2                                                                 Loans and advances

Under EU Accounting Directives, all loans and advances are carried at amortised cost. Accrued interest is recorded under balance sheet items “Prepayments and accrued income” or “Accruals and deferred income”.

Under IFRS certain loans are classified on initial recognition as “fair value loans” and valued at fair value through profit or loss. Accrued interest is reported on the balance sheet within the balance of the asset to which it relates.

Transitory accounts on loans are reclassified from other liabilities to the loan balance to which they relate.

3                                                                 Borrowings

Under EU Accounting Directives, borrowings are recorded at amortised cost. Accrued interest is recorded under balance sheet items “Prepayments and accrued income” or “Accruals and deferred income”.

Under IFRS, EIB applies the fair value option to a significant portion of its issued debt. Accrued interest is reported on the balance sheet within the balance of the debt instrument to which it relates.

The adoption of the IFRS 13 Fair value measurement in 2013 resulted in the recognition of own credit adjustment (OCA) reflecting the Group’s own credit risk embedded in the fair value of non-quoted borrowings.

C                                       Investment property

This category is not used under EU Accounting Directives. Assets in this category under IFRS are reported in the “Tangible Assets” category under EU Accounting Directives.

Under IFRS, assets in this category are held under the historical cost model.

D                                       Pension funds

Under EU Accounting Directives, a 10% corridor approach is adopted, whereby prior year cumulative actuarial surpluses or deficits in excess of 10% of the commitments for retirement benefits are recognised over the average remaining service lives of the plan’s participants.

Under IFRS, the Group has adopted IAS 19 revised in 2013 with respect to the basis for determining the income or expense related to its post-employment defined benefit plans.

Cumulative actuarial surpluses and deficits are recognised in full in “Other comprehensive income”. Net interest cost is recognised in the income statement under “Interest expense and similar charges”.

E                                       Minority interest adjustment

EIB granted a put option to the minority shareholders on their entire holding of the subsidiary.

Under EU Accounting Directives, this put option does not influence the accounting treatment of minority interest on consolidation.

Under IFRS, the put option results in the non-controlling interest balance being classified as liability rather than equity and being carried at fair value through profit or loss.

The non-controlling interest in the IFRS profit for the year is therefore included in the interest expense for the year. Fair value adjustment is reported under “Interest expense and similar charges”.

F                                        Discount of Subscribed capital and reserves, called but not paid

Under EU Accounting Directives, the caption “Subscribed capital and reserves, called but not paid” contains receivable from the Member States in 2014 and 2015 in respect of their share of the capital increase and net receivable from the new Member State, Croatia.

Under IFRS, the capital and reserves to be received are discounted using discounted cash flow method.

Discounted interest is reported under “Interest expense and similar charges” and its amortisation under “Interest and similar income”.